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                                                                     Exhibit 5.1


                   [SMITH, GAMBRELL & RUSSELL, LLP LETTERHEAD]

                               September 26, 1997



Board of Directors
SouthFirst Bancshares, Inc.
126 North Norton Avenue
Sylacauga, Alabama 35150

         Re:      SouthFirst Bancshares, Inc.
                  Registration Statement on Form S-4
                  255,000 Shares of Common Stock (the "Registration Statement")

Gentlemen:

         We have acted as counsel for SouthFirst Bancshares, Inc. (the "Company") in connection with the proposed public offering of the shares of its Common Stock covered by the above-described Registration Statement.

         In connection therewith, we have examined the following:

         (1) The Certificate of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Delaware;

         (2) The Bylaws of the Company, as amended, certified as complete and correct by the Secretary of the Company;

         (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company;

         (4) Certificate of Good Standing with respect to the Company, issued by the Delaware Secretary of State; and

         (5)      The Registration Statement (including exhibits thereto).




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SouthFirst Bancshares, Inc.
September 26, 1997
Page 2


         Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

         (A) The Company has been duly incorporated under the laws of the State of Delaware and is validly existing and in good standing under the laws of that state.

         (B) The 255,000 shares of Common Stock covered by the Registration Statement have been legally authorized and when issued in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Proxy Statement/Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Sincerely,

                                    SMITH, GAMBRELL & RUSSELL, LLP

                                    /s/ W. Thomas King

                                    W. Thomas King